EXHIBIT 10.29

WACHOVIA

Note

Paramus, New Jersey

Date: December 14, 2001	$ 2,500,000

FOR VALVE RECEIVED, the undersigned (hereinafter called the “Borrower”`) hereby promises to pay to the order of Wachovia Bank, N.A. (hereinafter called the “Lender”) at its office where borrowed or such other place as Lender hereafter may direct from time to time in writing, in immediately available funds of lawful money of the United States, the sum of Two Million Five Hundred Thousand and 00/100        Dollars together with any unpaid interest hereon from date of advance, in accordance with the terms contained in this Note.

Repayment:

ON DEMAND, the principal amount set forth above or the unpaid principal amount of all advances which the Lender actually makes hereunder to the Borrow, whichever amount is less. This Note and any attachment hereto shall be used to record the outstanding principal balance advanced hereunder until it is surrendered to the Borrower by the Lender, and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder. If advances of the principal amount hereof are to be made by Lender to the Borrower after the date of the Note, Lender, at his sole discretion, is hereby authorized to make such advances under this Note upon telephonic or written communication of a borrowing request from any person representing himself or herself to be the Borrower, or, in the event the Borrower is a partnership or corporation, a duly authorized officer or representative of Borrower.

Interest:

In addition to the payments described above, interest shall be payable monthly in arrears beginning January 1, 2002. Interest shall be calculated at a rate per annum equal to the Lender’s “Monthly LIBOR Index,” plus one hundred twenty five (125) basis points, as defined in Schedule I attached to this Note and incorporated herein by reference. Interest will be calculated on the basis of a year of 360 days for the actual number of days elapsed. In no event shall interest exceed the maximum rate permitted by applicable law.

After demand or maturity (whether by acceleration or otherwise), as applicable, interest or any unpaid balance hereof shall be payable on demand at a rate per annum equal to the greater of 150% of the Prime Rate or 2% above the rate applicable prior to demand or maturity, adjusted for any changes in the Prime Rate as of the day such Prime Rate changes, not to exceed the maximum rate permitted by applicable law.

To the extent not prohibited by law, a late charge of four percent (4%) or the applicable statutory maximum, whichever is greater, shall be assessed on any payment remaining past due for fifteen (15) days or more unless interest on this Note is payable in advance, in which case such period shall instead be thirty (30) days or more, provided, however, that if any applicable statute allows a shorter minimum time period for the imposition of a late charge, such shorter time period shall prevail.

All payments on this Note shall be applied, in accordance with the then current billing statement applicable to this Note, first to accrued interest, then to fees, then to principal due, and then to late charges. Any remaining funds shall be applied to the further reduction of principal. Notwithstanding the foregoing, upon the occurrence of a default hereunder, payments shall be applied as determined by Lender in its sole discretion.

No waiver by the Lender of any default shall be effective unless in writing nor operate as a waiver of any other default on a past or future occasion. To the extent not prohibited by law, the Borrower hereby grant to the Lender a security interest in and security title to and does hereby assign, pledge, transfer and convey to Lender (i) all property of the Borrower of every kind or description now or hereafter in the possession or control of the Lender, exclusive of any such property in the possession or control of the Lender as a fiduciary other than as agent, for any reason, including, without limitation, all cash, stock or other dividends and all proceeds thereof, and all rights to subscribe for securities incident thereto and any substitutions or replacements for, or other rights in connection with, any of such collateral and (ii) any balance or deposit accounts of the Borrower, whether such accounts be general or special, or individual or multiple party, and upon all drafts, notes or other items deposited for collection or presented for payment by the Borrower with the Lender, exclusive of any such property in the possession or control of the lender as a fiduciary other than as agent, and the Lender may at any time, without demand or notice, appropriate and apply any of such to the payment of any indebtedness, obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred or arising (hereinafter sometimes referred to as the “Obligations”), except for other indebtedness, obligations and liabilities owing to Lender that constitute (a) consumer credit as defined in Federal Reserve Board Regulation Z or (b) non-consumer credit if under applicable state law the maximum interest rate for such credit is reduced when secured. All parties to this Note, including the makers, endorsers, sureties and guarantors, whether bound by this or by separate instrument or agreements, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby (1) waive presentment for payment, demand, protest, and any and all other notices and demands whatsoever; (2) consent that at any time, or from time to time, payment of any sum payment under this Note may be extended without notice, whether for a definite or indefinite time; and (3) agree to remain liable until the indebtedness evidenced hereby is paid in full irrespective of any extension, modification or renewal. No conduct of the holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing. Upon (i) any failure of any Obligor (which term shall include the Borrower and each endorser, surety or guarantor of this Note) to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder or in any other agreement, note instrument or certificate of any Obligor to the Lender, now existing or hereafter executed in connection with any of the Obligations, including but not limited to, a loan agreement, if applicable, and any agreement guaranteeing payment of any of the Obligations; (ii) any default of any Obligor in the payment or performance of any other liabilities, indebtedness or obligations to Lender or any other creditor or to allow or permit any other liabilities, indebtedness or obligations to Lender or any other creditor to be accelerated; (iii) any failure of any Obligor to furnish Lender current financial information upon request; (iv) any failure of any person to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of a security interest in property to secure the Obligations or any guaranty security the Obligations; (v) any warranty, representation or statement made or furnished to the lender by or on behalf of any Obligor in connection with the extension of credit evidenced by this Note proving to have been false in any material respect when made or furnished; (vi) the dissolution, change of control, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against, the Borrower or any other Obligor; (vii) any discontinuance or termination of any guaranty of any of the Obligations by a guarantor; or (viii) the Lender deeming itself insecure, thereupon, or at any time thereafter, to the extent permitted by law, the Lender at its option may terminate any obligation to extend any additional credit or make any other financial accommodation to the Borrower and/or may declare all of the Obligations to be immediately due and payable. If any Obligation (including but not limited to the Note) is a demand instrument, the statement of a maturity date, the requirement for the payment of periodic interest or the recitation of defaults and the right of the Lender to declare any Obligation due and payable shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and to any event as Lender in its sole discretion may deem appropriate. The borrower shall pay to the holder on demand all expenses, including reasonable attorneys’ fees and expenses of legal counsel, incurred by the holder in any way arising from or relating to the enforcement or attempted enforcement of the Note and any related guaranty, collateral document or other document and the collection, whether by litigation or otherwise, of the Note. Time is of the essence.

Borrower acknowledges that Lender may reproduce (by electronic means or otherwise) any of the documents evidencing and/or securing the Obligations and thereafter may destroy the original documents. Borrower does hereby agree that any document so reproduced shall be and remain the binding obligation of Borrower enforceable and admissible in evidence against it to the same extent as if the original documents had not been destroyed.

This Note, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of North Carolina. All prior agreements to the extent inconsistent with the terms of this Note shall be construed in accordance with the provisions hereof.

IN WITNESS WHEREOF, the Borrower has executed this Note under seal the day and year set forth above.

Borrower:

Attest:	NUVIM, INC.

(Name of Corporation, LLC or Partnership)

________________________________	By:	/s/ RICHARD P. KUNDRAT (SEAL)

Richard Kundrat
Title: ____________________________	Title:	Chairman

SCHEDULE I

This Schedule is referenced on the Note dated December 14, 2001 in the stated amount of $2,500,000 between NuVim, Inc. as Borrower and Wachovia Bank, N.A. as Lendor and shall be considered a part thereof to the same extent as if written therein.

          The Note shall bear interest from the date hereof at a rate per annum equal to the “Monthly LIBOR Index” for the applicable Interest Period plus one hundred twenty five (125) basis points.

          As used herein, the “Monthly LIBOR Index” for an applicable Interest Period shall mean a rate per annum equal to the quotient obtained by dividing (i) the applicable “LIBOR” for such Interest Period by (ii) 1.00 minus the “Eurodollar Reserve Percentage”. The monthly LIBOR Index shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          As used herein, the “LIBOR” shall mean for the applicable Interest Period the rate per annum, at which deposits of United States dollars with maturities comparable to the applicable Interest Period, that appears on the display designated as page “3750” of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be designated by the British Bankers’ Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits), determined as of 11:00 a.m. (London Time) (rounded upward to the next higher of 1/10,000 of 1%), two (2) “Business Days” prior to the commencement of the applicable Interest Period.

                    As used herein, “Eurodollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of “Eurocurrency liabilities”.

                    As used herein, “interest Period” shall mean each successive calendar month, with the first Interest Period being the period from the date of the Note until the last day of that calendar month.

                    As used herein, “Business Day” shall mean a day on dealings in United States dollar deposits are being carried out I the London interbank eurodollar market.

          Notwithstanding any provisions herein to the contrary, if the Lender should at any time determine that it is not possible to determine the Monthly LIBOR Index or that the Monthly LIBOR Index is no longer available, then the Note shall continue to bear interest at the rate in effect during the last Interest Period in which the Monthly LIBOR Index was available or determinable until the beginning of the next Interest Period in which the Monthly LIBOR Index is available or determinable.

SECURITY AGREEMENT

          NuVim, Inc., a Delaware corporation (the “Pledgor”), as an inducement to Kevin Kimberlin Partners L.P., a Delaware limited partnership (the “Secured Party”), to guarantee payment of the Notes (as defined below) hereby agrees, effective January 31, 2001, as follows.

WITNESSETH:

          WHEREAS, concurrently herewith Wachovia, N.A. (“Wachovia”) is making a series of loans and advances to the Debtor on a demand basis, and for each such loan the Debtor is issuing Wachovia a Demand Note (each, a “Note”);

          WHEREAS, concurrently herewith the Secured Party has agreed to guarantee the Pledgor’s obligations under the Wachovia Note and all future notes issued by Wachovia to the Company, if any (the “Guarantee”), in order to induce Wachovia to issue the Wachovia Note;

          WHEREAS, concurrently herewith the Pledgor and the Secured Party entered into that certain Indemnity Agreement dated concurrently herewith (the “Indemnity Agreement”), whereby the Pledgor indemnified the Secured Party for its Wachovia Guarantee;

          WHEREAS, it is a condition precedent to the delivery of the financing pursuant to the Note that the Pledgor shall have granted the security interest contemplated by this Agreement.

          Now, THEREFORE, in consideration of the premises and in order to induce the Secured Party to guarantee the financing pursuant to the Note, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor hereby agrees as follows:

          1.       Defined Terms.

                    1.1.     Definitions. (a) The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof arc used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds,

                    (b)     The following terms shall have the following meanings:

                    “Code”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

                    “Collateral”:  as defined in Section 2 of this Agreement,

                    “Contracts”:  all contracts and agreements of the Pledgor including, without limitation, (l) all rights of the Pledgor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Pledgor to damages arising out of or for breach or default in respect thereof and (iii) all rights of the Pledgor to exercise all remedies thereunder.

                    “Obligations”):  the collective reference to the unpaid principal of and interest on the Note and all other obligations and liabilities of the Pledgor to Wachovia or the Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Note, this Agreement, the Indemnity Agreement or any other document made, delivered or given in connection therewith or in connection with any other note or other document or instrument, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                    “Vehicles”:  means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                    1.2.      Other Definitional Provisions. (a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section and paragraph references are to this Agreement unless otherwise specified.

                    (b)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.         Grant Of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby grants to the Secured Party a first priority security interest in all of its assets and properties (except to the extent a first priority security interest has previously been granted to the Secured Party on any Collateral), whether tangible or intangible, now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has mat any time in the future may acquire any right, title or interest (collectively, the “Collateral”), including, without limitation the following property:

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Contracts;

(d)	all Documents;

(e)	all Equipment;

(f)	all General Intangibles;

(g)	all Instruments;

(h)	all Inventory;

(i)	all}Vehicles;

(j)	all books and records pertaining to the Collateral; and

(k)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

          3.         Financial Statements and Notice.  Pledgor hereby authorizes Secured Party, without notice to Pledgor, to file any financing statements and any amendments thereto or continuations thereof, naming Pledgor as debtor and Secured Party as secured party. At Secured Party’s request, Pledgor will execute any such financing statements, amendments or continuations and, in the event that Pledgor shall fail to do so within ten (10) days of such request, Secured Party may execute the same in the name of Pledgor. In order to perfect, maintain or protect its security interest, Secured Party may give notice of its security interest in Collateral and may deliver a copy of this Agreement to any person.

          4.         Preservation of Collateral.  Without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, Pledgor shall urn make an assignment, grant a security interest, or attempt any transfer of Collateral or any interest in it (other than in the ordinary course of business), and shall keep all Collateral free from all levies, attachments, liens, encumbrances and charges of whatsoever kind. Pledgor shall give immediate written notice to Secured Party of any levy, attachment, lien, encumbrance or charge against or upon Collateral which shall not be discharged, released or satisfied within ten (10) days. Secured Party, at its option, may pay or cause the discharge of taxes, liens, attachments, security interests or any other encumbrances at any time levied or placed on Collateral, take any action to maintain and preserve Collateral and remedy any breach of Pledgor hereunder. Pledgor shall do, execute and deliver all additional acts, deeds, and instruments as Secured Party may reasonably require, to more completely vest in and assure to Secured Party its rights hereunder. Pledgor shall not amend any Collateral or grant any releases, extensions or waivers thereunder except in arms-length transactions and, if such amendments are material, upon ten (10) days prior written notice to Secured Party,

          5.         Default.  Default shall exist hereunder if an “Event of Default” shall occur under the Note (as set forth therein).

          6.         Rights Following Default. (a) Upon and following a Default, (1) Secured Party shall have all rights and remedies afforded by the Code to a secured creditor having a security interest in property to which Article 9 thereof applies and (ii) except as provided herein, Pledgor shall have all rights and remedies afforded by the Code to a debtor granting a security interest in property to which Article 9 thereof applies.

                    (b)         Following a Default, Pledgor will, upon receipt of any proceeds, dividend, stock certificate or other sums arising from any attempted sale or other disposition of Collateral or any instrument evidencing an obligation to pay such sums, hold same in trust for Secured Party in the form received, and will forthwith, without notice or demand, endorse, transfer and deliver same to Secured Party.

                    (c)         Pledgor hereby irrevocably appoints Secured Party its true and lawful agent, with power of substitution for Pledgor, to act in the event of a Default in Pledgor’s name or in Secured Party’s name as fully and completely as though Secured Party were the absolute owner of Collateral for all purposes. Secured Party may exercise all Pledgor’s rights of collection, enforcement, conversion or exchange and all other similar rights, privileges and options pertaining to Collateral, all Pledgor’s rights to commence, prosecute or settle any legal actions, give releases, or settle or compromise any rights, with respect to Collateral, and generally all Pledgor’s rights to sell, assign, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, Collateral, Nothing herein shall be construed as requiring Secured Party to make any demand or inquiry as to the nature or sufficiency of any payment received by it, or to take any action with respect to Collateral or moneys, proceeds and income, due or to become due thereunder, and no such action taken or omitted to be taken, or delay, by Secured Party, shall give rise to any defense, counterclaim or setoff in favor of Pledgor or to any claim or action against Secured Party. In the event of a Default, Secured Party shall have the right, without prior notice to Pledgor, to notify, or to require Pledgor to notify, the parties obligated on any Collateral, to make payment thereon directly to Secured Party, but Pledgor shall give such notice itself if requested to do so by Secured Party.

          7.         Remedies Cumulative and not Waivable.  The rights and remedies of Secured Party herein expressly specified are cumulative and not exclusive of other contractual, common law or statutory rights and remedies which Secured Party may have, including without limitation, the right of set-off, Secured Party shall be under no duty to exercise or withhold the exercise of any of its rights and remedies provided hereunder or otherwise. No omission or delay by Secured Parry in exercising any such right or remedy fully shall operate as a waiver` or a partial waiver, of any such right or remedy; nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy.

          8.         Remedies Fullv Exercisable.  All rights and remedies that Secured Party may have available to it under arrangements to secure or support the Obligations (including but not limited to any right of set-off, guaranty, bond, letter of credit, insurance, security agreement, pledge, mortgage or deed of trust) may be exercised from lime to time, in part or in whole, and in any order by Secured Party without marshalling Pledgor’s assets, and without regard to the effect of exercise alone right or remedy upon another right or remedy, the existence of other security interests, liens or encumbrances upon any of Pledgor’s property, or the relative degree or amount of equity that Pledgor shall have in one asset as against another.

          9.         Expenses of Secured Party and Indemnification.  Pledgor shall pay or reimburse to Secured Party upon demand any and all costs of Secured Party (including all reasonable attorneys’ fees and disbursements) incident to the establishment, defense, exercise or enforcement of its rights under this Agreement, or the defense of any action arising in connection with this Agreement, including without limitation all costs incurred by Secured Party under, or in exercising rights under, this Agreement. Except as otherwise provided herein expressly, Pledgor hereby agrees to indemnify and hold harmless Secured Party, absent gross negligence or willful misconduct on the part of Secured Party, from and against all claims, losses, judgments and liabilities arising in connection with the Collateral, this Agreement or exercise of any right or remedy of Secured Party.

          10.         Termination.  Notwithstanding anything to the contrary contained herein, this Agreement shall terminate, at such time as Pledgor shall have irrevocably paid to Wachovia or the Secured Party (in immediately available funds) all amounts due under the Note or the Note shall have been fully converted into capital stock of the Pledgor according to its terms and satisfied all Obligations owed to Wachovia and the Secured Party.

          11.         Notices; Waiver of Presentment, etc.   Any notice, demand, request or process in connection herewith shall be effective if sent by prepaid registered, certified or express mail or by a reputable courier service to Secured Party or to Pledgor at their respective addresses set forth in the Note or subsequently designated by either party. Pledgor hereby waives presentment, notice of dishonor and protest of any instruments included in or evidencing Obligations and all other notices and demands not expressly required by this Agreement.

          12.         Governing Law; Resolution of Disputes.  This Agreement shall he construed in accordance with and governed by the laws of the State of New York applicable to agreements made and performed wholly in such state. Except as may be otherwise provided herein or as the context may require, all terms used herein shall have the meaning ascribed to them by the Code. The Pledgor hereby irrevocably agrees that any legal action, suit or proceedings respecting, relating or arising from its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement may he brought in any New York State or Federal court sitting in the City of New York, as the Secured Party may elect, and, by execution and delivery of this Agreement, hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of-its property, assets and revenues, Nothing herein shall, or shall be construed so as to, limit the right of the Secured Party to bring actions, suits or proceedings with respect to the obligations and liabilities of the Pledgor under, or any other matter arising out of or in connection with, this Agreement, in the courts of whatever jurisdiction in which the principal office of the Secured Party may be located or assets of the Pledgor may be found or as otherwise shall to the Secured Party seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

          13.         Other Provisions.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. It sets forth representations relied upon by Pledgor in connection with it. No provision hereof may be modified without the written consent of the party against whom enforcement may be sought. The Secured Party, and its respective directors, officers, attorneys, agents and employees shall not be liable to Pledgor for any loss or damage caused by any act or omission on the part of any of them unless such loss or damage shall have been caused by the gross negligence or willful misconduct of such person, unless such loss or damage shall have been the direct, immediate and necessary result of such act or omission and unless such result was intended by such person or such person knew that such loss or damage was the probable result of his act or omission. This Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of the successors and assigns of the Secured Party. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained shall not be affected or impaired in any way. Section headings used herein are for convenience only and shall not affect the construction of this Agreement.

/s/ RICHARD P. KUNDRAT

Pledgor

By:

Name:
Title:

INDEMNITY AGREEMENT

          THIS INDEMNITY AGREEMENT (this “Agreement”) is made this 2th day of February 2001 by and between NuVim, Inc. a Delaware corporation (the “Company”), and Kevin Kimberlin Partners L.P., a Delaware limited partnership, and Spencer Trask & Co. (collectively or individually, as the context may require, referred to as “Guarantor”).

RECITALS:

1.

Guarantor has agreed to guarantee (the “Guarantee”) the Company’s obligations under a loan or a series of loans (the “Loans”) by and between the Company and Wachovia Bank, N.A. (the “Lender”) FOR the Company’s working capital needs (the “Line of Credit”).

2.	Lender would not have entered into the Loans with the Company without the Guarantor’s Guarantee.

The Company and Guarantor agree as follows:

3.

The Company agrees to irrevocably, unconditionally, and absolutely guarantee to Guarantor the full, faithful, timely and proper compliance and observance of the following covenants so long as Guarantor is required to guarantee the Company’s performance under the Loans:

a.

The Company shall provide Guarantor with a copy of all financial information reports, and all material documents, instruments, notices, correspondence and other information required to be provided or otherwise given by the Company to Lender or to any other party relating to the Loans;

b.

The Company shall provide Guarantor with a copy of all material documents, instruments, notices, correspondence and other information received by the Company from Lender or any other party relating to the Loans;

	c.	The Company shall not commit fraud or material misrepresentation which may cause a default under any of the Loans;

	d.	The Company will not amend any of the Loans without the prior written consent of Guarantor, unless the effect of such amendment(s) is to terminate the liability of the Guarantor under the Guarantee;

	e.	The Company shall comply with, satisfy and fulfill each of its obligations under the Loans in accordance with their respective provisions; and

f.

The Company shall cure a default or event of default (as specified in the Loans), if curable, declared by Lender under any Loan, or satisfy any obligation incurred by the Guarantor pursuant to the Guarantee.

4.

In order to induce the Guarantor to issue the Guarantee, and in consideration thereof, the Company hereby agrees to (i) issue to Guarantor, with respect to the Outstanding Balance (as defined below), 5-year warrants to purchase one (1) share of the Company’s common stock, par value $.00001 share (“Common Stock”) for every $1.00 principal amount of the Outstanding Balance, each such warrant having an exercised price of $1.00 per share, and otherwise on customary terms and conditions to be agreed to by the parties as soon as practicable and (ii) pay Guarantor, with respect to the excess of (a) the amount of the Line of Credit over (b) the Outstanding Balance, two percent (2%) of the such excess. The Company shall promptly pay such guarantee fees to Guarantor as soon as practicable after the calculation of such fee is possible. For this purpose, the term “Outstanding Balance” shall mean the amount of the Loans that is outstanding 120 days after the date hereof.

5.

The Company agrees to protect, defend, indemnify and save harmless Guarantor from, and pay or reimburse it for, any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Guarantor under the Guarantee.

6.

The Company agrees that Guarantor has the right, but not the obligation, to cure any and all defaults by the Company under any of the Loans as they may occur. If such a default or any breach of any covenants under any of the Loans by the Company shall occur, Guarantor shall have the right to take such actions as Guarantor deems reasonably necessary or appropriate to minimize or eliminate Guarantor’s potential liability under the Guarantee. Guarantor shall not have any liability to the Company for any actions.

7

This Agreement shall not be affected, modified or impaired by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all or the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting, the Company.

8.

Presentment, protest, demand, and notice of protest and demand, and notice or receipt of any and all collateral, and of the exercise of possessory remedies or foreclosure on any and all collateral received by Guarantor from the Company, or any other person are hereby waived. All settlements, compromises. compositions, accounts stated, and agreed balances in good faith between any primary or secondary obligors on any accounts received as collateral shall be binding upon the Company.

9.

Waivers.  The failure by Guarantor at any time or times hereafter to require strict performance by the Company of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument now or hereafter executed by the Company and delivered to Guarantor shall not waive, affect, or diminish any right of Guarantor hereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms and conditions contained in such agreements, documents, and instruments, and any waiver of a default hereunder shall not waive or effect any other default hereunder, whether prior or subsequent thereto and whether of the same or a different type. None of the warranties, conditions, provisions, and terms contained in this Agreement or in any agreement, document, or instrument now or hereafter executed by the Company and delivered to Guarantor shall he deemed to have been waived by any act or knowledge of Guarantor, its agents, officers or employees, but only by an instrument in writing, signed by an officer of Guarantor and directed to the Company specifying such waiver.

10.	Representations and Warranties of Company, To induce Guarantor to enter into this Agreement, the Company represents and warrants to Guarantor as follows.

	(a)	Power to Incur Obligations, The Company has the full power and unrestricted right to enter into this Agreement and to incur the obligations provided for herein.

(b)

Conflicts. This Agreement does not violate, conflict with, or constitute any default under any decree, judgment, or any other agreement or instrument binding upon the Company. This Agreement does not violate any of the organization documents of the Company.

(c)

Pending Matters.  No action or investigation is pending, or to the best of the Company’s knowledge, threatened before or by any state or federal court or administrative agency that might result in any material adverse change in the financial condition or operations of the Company. The Company is not in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on its or its affiliates’ respective business or assets, and the Company is not in violation of any order, judgment, or decrees of any state or federal court.

(d)

Financial Statements Accurate.  All financial statements of the Company hereafter provided by the Company are or will be true, complete in all material respects as of their respective dates and will fairly present the financial condition of the Company, and there are no material liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which arc not reflected therein or in a written certificate delivered with such statements. The financial statements of the Company are prepared in accordance with GAAP applied on a consistent basis from year to year. There has been no material adverse change in the financial condition, operations, or prospects of the Company since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

(e)

Disclosure. Neither this Agreement nor any other document, financial statement, credit information, certificate or statement required herein to he furnished to Guarantor by the Company in connection with this Agreement contains any incorrect or misleading statement of material fact nor omits to state a material fact required to make the statements herein not misleading.

(f)

Organization of the Company. The Company is a Delaware corporation, duly formed, validly existing and in good standing under the laws of its state of organization and is duly qualified to conduct its business in each jurisdiction where the nature of its activities or properties or the conduct of its business requires the Company to be so qualified.

(g)

Consent. No consent of any other party and no consent, license, approval or authorization with any governmental authority or agency is required in connection with the execution and delivery of this Agreement by the Company.

	(h)	Due Execution_ and Enforcement. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms.

11.

Binding Effect; Successors and-Assigns. The covenants, agreements, and conditions contained herein or granted hereby shall he binding upon and shall inure to the benefit of the Company and Guarantor, and each of their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities wader or by reason of this Agreement. The Company may assign and transfer its interest in this Agreement only with Guarantor’s prior written consent, which consent may be withheld, delayed or conditioned in Guarantor’s sole and absolute discretion.

12.

Notices. All notices, requests, demands, elections and other communications which either party to this Agreement may be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by a reputable courier service which requires a signature upon delivery, by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, or via facsimile. Such notice, request, demand, waiver, election or other communication will be deemed to have been given as of the date so delivered or two days after mailing thereof.

	(a)	Notice to Guarantor:

Kevin Kimberlin Partners L.P. c/o Spencer Trask & Co. 535 Madison Avenue, 18th Floor New York, NY 10022 Attn: Kevin Kimberlin Fax: 212-751-3483

Spencer Trask & Co. 535 Madison Avenue, 18’[h] Floor New York, NY 10022 Ann: William P. Dioguardi Fax: 212-888-9103

With a required copy to:

Kirkpatrick & Lockhart LLP 1251 Avenue of the Americas New York, New York 10020 Attn: Stephen R. Connoni, Esq. Fax: 212-536-3901

	(b)	Notice to the Company:

NUVIM, INC. 12 Route 17 North, Suite 210 Paramus, NJ 07652 Attn: David Grein Fax: 201 556 1012

or to such other addresses as such party shall have specified by notice to the other party hereto.

13.

Entire Agreement, This Agreement constitutes the entire agreement and understanding between the parties hereto as to the matters set forth herein and supersedes and revokes all prior agreements and understandings, oral and written, between the parties hereto or otherwise with respect to the subject matter hereof. No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any party unless set forth in an instrument in writing signed by the party to be bound or their respective successors in interest.

14.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A counterpart may consist of a signature page of this Agreement.

15.

Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

16.

Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

17.

Cooperation. The parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel in connection with all steps to be taken as part of their obligations under this Agreement.

18.

Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

19.

Governing Law. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without regard to principles of conflicts of laws.

20.

CONSENT TO JURISDICTION. THE PARTIES HEREBY AGREE THAT ANY NEW YORK COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date hereof.

NUVIM, INC.

/s/ DAVID E. GREIN 2/5/01

By:	David Grein
Title:	Chief Financial Officer

SPENCER TRASK & CO,

/s/ WILLIAM P. DIOGUARDI

By:	William P. Dioguardi
Title:	President

KEVIN KIMBERLIN PARTNERS L.P.

/s/ KEVIN B. KIMBERLIN

By:	Kevin B. Kimberlin
Title:	General Partner